Exhibit 28 (b)(3)
PERFORMANCE FUNDS TRUST
AMENDMENT NO. 2 TO BY-LAWS
          The undersigned, Secretary of Performance Funds Trust (the “Fund”) does hereby certify that pursuant to Article XII of the By-Laws of the Fund, dated March 11, 1992, the following vote was duly adopted by at least a majority of the Trustees of the Fund at a meeting duly called and held on May 1, 2009:
VOTED: That Article IV, Section 3 of the By-Laws shall be amended to read as follows:
          Section 3. Subject to the provisions of the Trust Instrument, shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless this instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received no more than eleven months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other persons responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden in proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voting, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of May, 2009.

/s/ Curtis Barnes
Curtis Barnes
Secretary